UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 Or 15(d) of the Securities Exchange Act of 1934

June 20, 2008
Date of Report (Date of earliest event reported)

Commission File Number 1-6560

THE FAIRCHILD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

34-0728587
(I.R.S. Employer Identification No.)

1750 Tysons Boulevard, Suite 1400, McLean, VA 22102
(Address of principal executive offices)

(703) 478-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

FORWARD-LOOKING STATEMENTS:

     Certain statements in this filing contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operation and business. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. These forward-looking statements are identified by their use of terms and phrases such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘will’’ and similar terms and phrases, including references to assumptions. These forward-looking statements involve risks and uncertainties, including current trend information, projections for deliveries, backlog and other trend estimates that may cause our actual future activities and results of operations to be materially different from those suggested or described in this financial discussion and analysis by management. These risks include: our ability to finance and successfully operate our retail businesses; our ability to accurately predict demand for our products; our ability to receive timely deliveries from vendors; our ability to raise cash to meet seasonal demands; our dependence on the retail and aerospace industries; our ability to maintain customer satisfaction and deliver products of quality; our ability to properly assess our competition; our ability to improve our operations to profitability status; our ability to liquidate non-core assets to meet cash needs; our ability to attract and retain highly qualified executive management; our ability to achieve and execute internal business plans; weather conditions in Europe during peak business season and on weekends; labor disputes; competition; foreign currency fluctuations; worldwide political instability and economic growth; military conflicts, including terrorist activities; infectious diseases; new legislation which may cause us to be required to fund our pension plan earlier than we had expected; and the impact of any economic downturns and inflation.

     If one or more of these and other risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Given these uncertainties, users of the information included in this report, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. We do not intend to update the forward-looking statements included in this filing, even if new information, future events or other circumstances have made them incorrect or misleading.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On June 20, 2008, we entered into a loan transaction with PNC Bank, National Association (“PNC”) pursuant to which we established a three year revolving credit facility for our Aerospace segment of $28.0 million, including a sub-limit of up to $5.0 million to fund permitted acquisitions in the future.  The credit facility bears interest at a rate equal to: the higher of the PNC base rate or the Federal Funds Open Rate, plus ½ of 1%, or the PNC Eurodollar Rate, plus 2.5%.  In addition, we are required to pay a non-utilization fee of 0.25%. The loan is secured by the assets of our Aerospace segment. We are also required to comply with certain covenants, including maintaining a fixed charge coverage ratio of not less than 1.25 to 1.0 at the end of each quarter. Proceeds of the loan advances were used to repay all of the outstanding indebtedness under the $20.0 million credit facility previously provided to us by The CIT Group/Business Credit, Inc., to pay fees and expenses relating to the transaction, and to provide for our other working capital needs.  After making these repayments, our aerospace segment had an additional availability under the PNC credit facility of approximately $2.0 million.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

(d) Exhibits

10.1
Revolving Credit and Security Agreement dated as of June 20, 2008 by and among PNC Bank, National Association, as Lender and as Agent, and Banner Aerospace Holding Company I, Inc., D A C International, Inc., Maptech AeroData, LLC, Matrix Aviation, Inc., NASAM Incorporated, Professional Aircraft Accessories, Inc., Professional Aviation Associates, Inc., and GCCUS, Inc. as Borrowers, for a three-year revolving loan in the original principal amount of $28.0 million.

10.2
Export-Import Revolving Credit and Security Agreement , dated as of June 20, 2008 by and among PNC Bank, National Association, as Lender and as Agent, and Banner Aerospace Holding Company I, Inc., D A C International, Inc., Maptech AeroData, LLC, Matrix Aviation, Inc., NASAM Incorporated, Professional Aircraft Accessories, Inc., Professional Aviation Associates, Inc., and GCCUS, Inc. as Borrowers, for a three-year revolving loan in the original principal amount of a sub-limit of $12.0 million under a $28.0 million loan agreement among the parties.

SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 26, 2008

                       THE FAIRCHILD CORPORATION

               By:  /s/ MICHAEL L. MCDONALD
          Name:  Michael L. McDonald
            Title:  Senior Vice President and
                       Chief Financial Officer